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EXHIBIT A



                             JOINT FILING AGREEMENT

          HarbourVest Partners, LLC, Edward W. Kane and D. Brooks Zug agree that the Schedule 13G, to which this Agreement is attached, relating to the Common Stock of The Ultimate Software Group, Inc., is filed on behalf of each of them.




Dated: September 23, 2003           HARBOURVEST PARTNERS, LLC

                                    By:   /s/ Martha D. Vorlicek
                                          -----------------------------------
                                    Name: Martha D. Vorlicek
                                    Title: Managing Director

Dated: September 23, 2003           EDWARD W. KANE

                                    By:   /s/ Edward W. Kane
                                          ----------------------------------
                                    Name: Edward W. Kane

Dated: September 23, 2003           D. BROOKS ZUG

                                    By:   /s/ D. Brooks Zug
                                          ----------------------------------
                                    Name: D. Brooks Zug




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